Exhibit 10.51

Hewitt Global Stock and Incentive Compensation Plan

2003 Board of Director Grant Agreement

Congratulations on your participation in the Hewitt Global Stock and Incentive Compensation Plan (the “Plan”). This Award Agreement and the Plan together govern your rights under the Plan and set forth all of the conditions and limitations affecting such rights. Capitalized terms used in this Award Agreement shall have the meanings ascribed to them in the Plan or in this Award Agreement. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms of this Award Agreement.

The Options granted to you under this Award Agreement are Nonqualified Stock Options.

Overview of Your Stock Option Grant

1.	Number of Shares Granted:

2.	Option Price: $

3.	Date of Grant: (“Date of Grant”)

4.	Option Term: The Options have been granted for a period of ten (10) years from the Date of Grant (“Option Term”).

5.	Vesting Period: The Options do not provide you with any rights or interests therein until they vest in accordance with the following:

(a)	One hundred percent (100%) of the Options will vest on the first anniversary of the Date of Grant, provided you have continued to provide services to the Company through such anniversary.

(b)	One hundred percent (100%) of the unvested Options will vest upon your termination of service due to death or Retirement, provided you have continued in the service of the Company through such event.

“Retirement” for purposes of this Award Agreement shall mean termination of Board membership after five (5) years of service on the Board.

6.	Exercise: You, or your representative upon your death, may exercise vested Options at any time prior to the termination of the Options as provided in Paragraphs 8 and 9.

7.	How to Exercise: The Options hereby granted shall be exercised by written notice to Smith Barney or such other administrator, specifying the number of Shares you then desire to purchase, together with a check payable to the order of the Company for an amount in United States dollars equal to the Option Price of such Shares or, delivery (or certification of ownership) of any class of the Company’s stock having an aggregate Fair Market Value (as of the trading date immediately preceding the date of exercise) equal to such Option Price, or a combination of cash and such Shares.

Subject to the approval of the Board, you may be permitted to exercise pursuant to a “cashless exercise” procedure, as permitted under the Federal Reserve Board’s Regulation T, subject to securities law restrictions, or by any other means which the Board, in its sole discretion, determines to be consistent with the Plan’s purpose and applicable law.

As soon as practicable after receipt of such written notification and payment, the Company shall issue or transfer to you, the number of Shares with respect to which such Options shall be so exercised and not sold. However, if the Option Price is satisfied by certification of previously acquired Shares, the Company shall issue or transfer to you a number of Shares equal to the number of Shares with respect to which the Options are exercised less the number to which you have certified ownership. The Company shall deliver to you a certificate or certificates, or evidence of book entry Shares.

8.	Termination of Options: The Options, which become exercisable as provided in Paragraph 5 above, shall terminate and be of no force or effect as follows:

(a)	If your service terminates during the Option Term by reason of death, the Options terminate and have no force or effect upon the earlier of: (i) twelve (12) months after the date of death, or (ii) the expiration of the Option Term;

(b)	If your service terminates during the Option Term by reason of Retirement, the Options terminate and have no force or effect upon the earlier of: (i) sixty (60) months after your service terminates, or (ii) the expiration of the Option Term;

(c)	If your service terminates during the Option Term for any other reason, the Options terminate and have no force or effect upon the earlier of: (i) ninety (90) days after your service is terminated, or (ii) the expiration of the Option Term; and

(d)	If you continue to provide service to the Company through the Option Term, the Options terminate and have no force or effect upon the expiration of the Option Term.

9.	Substituting SARs. In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of stock options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in stock for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms for the stock options and the difference between the Fair Market Value of the underlying Shares and the Grant Price of the

SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

10.	Change in Control: In the event of a Change in Control, all of the unvested Options shall become immediately vested and exercisable. If your service is terminated by the Company for reasons other than death or Retirement, within twelve (12) months following a Change in Control, the Options terminate and have no force or effect upon the earlier of: (i) twelve (12) months after your service is terminated, or (ii) the expiration of the Option Term.

11.	Who Can Exercise: During your lifetime, the Options shall be exercisable only by you. No assignment or transfer of the Options, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution or as otherwise required by applicable law, shall vest in the assignee or transferee any interest whatsoever. Upon your death, your estate (or the beneficiary that receives the Options under your will) may exercise vested Options.

12.	Requirements of Law: The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.	Applicable Laws and Consent to Jurisdiction: The validity, construction, interpretation, and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Illinois without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Award Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the State of Illinois.

14.	Nontransferability: Options awarded pursuant to this Award Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (“Transfer”), other than by will or by the laws of descent and distribution, except as provided in the Plan. If any Transfer, whether voluntary or involuntary, of the Options is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Options, your right to such Options shall be immediately forfeited to the Company, and this Award Agreement shall lapse.

15.	Administration: This Award Agreement and your rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Board may adopt for administration of the Plan. It is expressly understood that the Board is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon you, the Participant.

16.	Amendment to the Plan: The Board may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect your rights under this Award Agreement, without your written approval.

17.	Successor: All obligations of the Company under the Plan and this Award Agreement, with respect to the Options, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18.	Severability: The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Please acknowledge your agreement to participate in the Plan, and to abide by all of the governing terms and provisions of the Plan and this Award Agreement, by signing the following representation. If you do not sign and return this Award Agreement, all Options granted pursuant to this Award Agreement shall be forfeited.

Agreement to Participate

By signing a copy of this Award Agreement and returning it to the General Counsel’s Office of Hewitt Associates, Inc., I acknowledge that I have reviewed the Plan and this Award Agreement, that I fully understand all of my rights under the Plan and this Award Agreement, as well as all of the terms and conditions which may limit my eligibility to exercise these Options.

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